CENTURY CASINOS, INC.

PERFORMANCE STOCK UNIT AWARD AGREEMENT

Century Casinos, Inc., a Delaware corporation (the “Company”), pursuant to the Century Casinos, Inc. 2016 Equity Incentive Plan (as it may be amended from time to time, the “Plan”), hereby grants to the individual listed below (the “Participant”) the following award of Performance Stock Units (“PSUs”).  This award of PSUs is subject to all of the terms and conditions set forth in this agreement, including the Performance Stock Unit Terms and Conditions (the “Terms and Conditions”) attached hereto as Appendix A and the Process for Determining Earned PSUs attached hereto as Appendix B (collectively with Appendix A and Appendix B, the “Award Agreement”) and in the Plan, the terms of which are incorporated herein by reference.  All capitalized terms used and not otherwise defined in this Award Agreement shall have the meanings ascribed to such terms in the Plan (as it may be amended from time to time) unless the context clearly indicates otherwise.

Participant:______________

Grant Date:________ __, 2017

Target Number of PSUs:_________

The number of PSUs actually earned can be between 0% and 200% of the Target Number of PSUs and is determined at the end of the Performance Period.

Performance Period:January 1, 2017 – December 31, 2019

Performance Measures:Relative TSR and Adjusted EBITDA (See Appendix B)

Payout Range:0% to 200% of Target Number

Scheduled Vesting Date:  100% of earned PSUs shall vest on the date that the Committee certifies the performance measure results, which shall be no later than March 1, 2020.

Payment of PSUs:The Company shall pay to the Participant in the form of one share of Stock for each vested PSU as set forth in Section 4 of the attached Terms and Conditions.

Termination of PSUs:  Unvested PSUs are forfeited and terminated to the extent set forth in Section 3 of the attached Terms and Conditions.

By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan and this Award Agreement.  The Participant has reviewed the Award Agreement, including the appendices, and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of this Award Agreement and the Plan.  In the event that there are any inconsistencies between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan shall control.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Award Agreement or the Plan.

IN WITNESS WHEREOF, this Award Agreement has been executed and delivered by the parties hereto as of the Grant Date first written above.

CENTURY CASINOS, INC.:	PARTICIPANT:
By:	Signature:
Name:	Print Name:
Title:	Address

APPENDIX A
TO PERFORMANCE STOCK UNIT AWARD AGREEMENT

PERFORMANCE STOCK UNIT TERMS AND CONDITIONS

1. Grant.  Pursuant to the Performance Stock Unit Award Agreement, including these Performance Stock Unit Terms and Conditions (the “Terms and Conditions”) attached as this Appendix A and the Process for Determining Earned PSUs attached as Appendix B (collectively with Appendix A and Appendix B, the “Award Agreement”), Century Casinos, Inc., a Delaware corporation (the “Company”), has granted to the Participant an award of PSUs under the Century Casinos, Inc. 2016 Equity Incentive Plan (as it may be amended from time to time, the “Plan”), subject to all of the terms and conditions contained in this Award Agreement and the Plan.  All capitalized terms used but not defined in the Award Agreement shall have the meanings ascribed to such terms in the Plan unless the context clearly indicates otherwise.

2. PSUs.  Each PSU that vests represents the right to receive payment, in accordance with Section 4 below, in the form of one share of Stock.  Unless and until a PSU vests, the Participant has no right to payment in respect of any such PSU.  Prior to actual payment in respect of any vested PSU, such PSU represents an unfunded and unsecured contingent obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting and Termination. The number of PSUs that are earned and eligible to vest is determined as set forth in this Section 3 or in Appendix B, if applicable.

3.1Unearned PSUs.  Any PSUs that have not yet been earned as of the end of the Performance Period or otherwise in the manner provided in Appendix B, if applicable, will immediately terminate and be forfeited and cancelled without payment of consideration therefor.

3.2Voluntary Termination by the Participant or Termination by the Company for Cause.   All PSUs that have not yet vested as of the time Participant ceases to be a Service Provider (a “Termination of Service”) due to voluntary termination by the Participant (not including a voluntary Termination of Service for Good Reason as contemplated by Section 3.3 below) or termination by the Company for Cause shall thereupon terminate and be forfeited and cancelled without payment of consideration therefor.

3.3Termination without Cause or for Good Reason.  Except as provided in Section 3.5, if the Participant experiences an involuntary Termination of Service without Cause or a voluntary Termination of Service for Good Reason (as defined below), the Participant is entitled to an immediate prorated vesting and payout of PSUs.  The number of PSUs that vest upon such Termination of Service is equal to the Target Number of PSUs multiplied by a fraction, the numerator of which equals the number of days such Participant was employed with the Company during the Performance Period and the denominator of which equals the number of days in the Performance Period.  Any PSUs that do not vest under the circumstances described above in this Section 3.3 are forfeited and cancelled without payment of consideration therefor.  “Good Reason” means the existence of one or more of the following conditions without the Participant’s written consent, so long as the Participant provided written notice to the Company of the existence of the condition not later than 30 days after the initial existence of the condition and the condition has not been remedied by the Company within 30 days after its receipt of such notice: (i) a material reduction in the Participant’s base salary, target bonus opportunity and/or target long-term incentive opportunity other than a general reduction in base salary, target bonus opportunity and/or target long-term incentive opportunity that affects all similarly situated employees in substantially the same proportions; (ii) a requirement by the Company that the Participant be based at any office or location over 50 miles from the office or location at which the Participant is previously based; (iii) a material, adverse change in the Participant’s authority, duties, or responsibilities (other than temporarily while the Participant is physically or mentally incapacitated or as required by applicable law); and (iv) a breach by the Company of its obligation under any severance agreement with the Participant to require any successor to the Company to expressly and unconditionally assume such severance agreement. If a Participant does not terminate the Participant’s employment for Good Reason within 90 days after the first occurrence of a listed condition, then the Participant waives his or her right to terminate for Good Reason regarding such condition.

3.4Termination by Reason of Death or Disability.  If the Participant's Termination of Service occurs by reason of death or Disability prior to the Scheduled Vesting Date, the Participant, or the Participant's estate, designated beneficiary or other beneficiary contemplated by the Plan in the event of the Participant’s death, is entitled to an immediate prorated vesting and payout of PSUs.  The number of PSUs that vest upon such Termination of Service is equal to the Target Number of PSUs multiplied by a fraction, the numerator of which equals the number of days such Participant was employed with the Company during the Performance Period and the denominator of which equals the number of days in the Performance Period.  Any PSUs that do not vest under the circumstances described above in this Section 3.4 are forfeited and cancelled without payment of consideration therefor.

3.5Change in Control.  If a Change in Control occurs prior to the Scheduled Vesting Date and prior to the Participant’s Termination of Service:

(a)If this Award is continued, assumed or replaced by the surviving or successor entity (or its parent entity) and within 12 months after the Change in Control the Participant experiences an involuntary Termination of Service without Cause or a voluntary Termination of Service for Good Reason, then the Participant is entitled to an immediate prorated vesting and payout of PSUs.  The number of PSUs that vest upon such Termination of Service is equal to the Target Number of PSUs multiplied by a fraction, the numerator of which equals the number of days such Participant was employed with the Company during the Performance Period and the denominator of which equals the number of days in the Performance Period. Any PSUs that do not vest under the circumstances described in the preceding sentence are forfeited and cancelled without payment of consideration therefor.

(b)If this Award is not continued, assumed or replaced by the surviving or successor entity (or its parent entity), then the Participant is entitled to an immediate prorated vesting and payout of PSUs.  The number of PSUs that vest under such circumstances is equal to the Target Number of PSUs multiplied by a fraction, the numerator of which equals the number of days such Participant was employed with the Company during the Performance Period prior to the Change in Control and the denominator of which equals the number of days in the Performance Period. Any PSUs that do not vest under the circumstances described in the preceding sentence are forfeited and cancelled without payment of consideration therefor.

4. Payment after Vesting; Code Section 409A.  The Company shall issue one share of Stock (in book-entry form or otherwise) in respect of each PSU that vests in accordance herewith to the Participant (or in the event of the Participant’s death, to the Participant’s estate, designated beneficiary or other beneficiary contemplated by the Plan) as soon as practicable following the date on which such PSU vests, but in no event later than March 15, 2020. Notwithstanding anything herein to the contrary, no such payment shall be made to the Participant during the six-month period following the Participant’s

“separation from service” (within the meaning of Section 409A of the Code) if the Participant is a “specified employee” (within the meaning of Section 409A of the Code) on the date of such separation from service (as determined by the Company in accordance with Section 409A of the Code) and the Company determines that paying such amounts at the time set forth in this Section 4 would constitute a failure to comply with Section 409A(a)(2)(B)(i) of the Code.  If the payment of any such amounts is delayed as a result of the previous sentence, then on the first day following the end of such six-month period, the Company shall pay the Participant the cumulative amounts that would have otherwise been payable to the Participant during such six-month period.

5. Tax Withholding.  The Company may deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes (including the Participant’s employment tax obligations, if any) required by law to be withheld with respect to any taxable event arising in connection with the PSUs.  Without limiting the generality of Section 14 of the Plan, the Participant may, in satisfaction of the foregoing requirement, elect to have the Company withhold or cause to be withheld shares of Stock otherwise issuable in respect of such PSUs having a Fair Market Value equal to the sums required to be withheld.

6. Rights as Stockholder.  Neither the Participant nor any person claiming under or through the Participant has any of the rights or privileges of a stockholder of the Company in respect of any shares of Stock that may become deliverable hereunder unless and until certificates representing such shares of Stock have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered in certificate or book entry form to the Participant or any person claiming under or through the Participant in accordance with the terms hereof.

7. Non-Transferability.  Neither the PSUs nor any interest or right therein is liable for the debts, contracts or engagements of the Participant or his or her successors in interest or subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 7 shall not prevent transfers by will or by the applicable laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.  Upon any attempt by the Participant to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale by the Participant under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby shall immediately become null and void.

8. Distribution of Stock.  Notwithstanding anything herein to the contrary, the Company is not required to issue or deliver any certificates evidencing shares of Stock pursuant to this Award Agreement unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded.  All Stock certificates delivered pursuant to this Award Agreement are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  In the event that any such issuance or delivery is delayed because the Company reasonably determines that such issuance or delivery will violate Federal securities laws or other applicable law, such issuance or delivery shall be made at the earliest date at which the Company reasonably determines that such issuance or delivery will not cause such violation.    The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.   In addition to the terms and conditions provided herein, the

Committee may require that the Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.  The Committee may require the Participant to comply with any timing or other restrictions with respect to the settlement of any PSUs, including a window-period limitation, as may be imposed in the discretion of the Committee.  Notwithstanding any other provision of this Award Agreement, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to the Participant any certificates evidencing shares of Stock issued upon settlement of any PSUs under this Award Agreement and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator) and all references herein to certificates shall be deemed to apply instead to recordation in such books.

9. No Effect on Service Relationship.  Nothing in this Award Agreement or in the Plan confers upon the Participant any right to serve or continue to serve as an Employee, Non-Employee Director, consultant or other Service Provider of the Company or any Subsidiary.

10. Severability.  In the event that any provision in this Award Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement, which shall remain in full force and effect.

11. Tax Consultation.  The Participant understands that the Participant may suffer adverse tax consequences in connection with the PSUs granted pursuant to this Award Agreement.  The Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the PSUs and that the Participant is not relying on the Company or its counsel for tax advice.

12. Amendments, Suspension and Termination.  To the extent permitted by the Plan, this Award Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board.

13. Conformity to Securities Laws.  The Participant acknowledges that the Plan and this Award Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and all applicable state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Award Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

14. Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Award Agreement, if the Participant becomes subject to Section 16 of the Exchange Act, the Plan, the PSUs and this Award Agreement will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Award Agreement is deemed amended to the extent necessary to conform to such applicable exemptive rule.

15. Code Section 409A.  Neither the PSUs nor this Award Agreement is intended to provide for any deferral of compensation subject to Section 409A of the Code. Nevertheless, to the extent that the Committee determines that any PSUs may not be exempt from (or compliant with) Section 409A of the Code, the Committee may (but shall not be required to) amend this Award Agreement in a manner intended to comply with the requirements of Section 409A of the Code or an exemption therefrom (including amendments with retroactive effect), or take any other actions as it deems necessary or appropriate to (a) exempt the PSUs from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the PSUs, or (b) comply with the requirements of Section 409A of the Code.  To the extent applicable, this Award Agreement shall be interpreted in accordance with the provisions of Section 409A of the Code.

16. Compensation Recovery Policy. To the extent that any compensation paid or payable pursuant to this Award Agreement is considered “incentive-based compensation” within the meaning and subject to the requirements of Section 10D of the Exchange Act, such compensation shall be subject to potential forfeiture or recovery by the Company in accordance with any compensation recovery policy adopted by the Board or any committee thereof in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder adopted by the Securities and Exchange Commission or any national securities exchange on which the Company’s Stock is then listed. This Award Agreement may be unilaterally amended by the Company to comply with any such compensation recovery policy.

17. Adjustments. The Participant acknowledges that the PSUs are subject to modification and termination in certain events as provided in this Award Agreement and the Plan.

18. Notices.  Notices required or permitted hereunder must be given in writing and are deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Participant to his or her address shown in the Company records, and to the Company at its principal executive office.

19. Successors and Assigns.  The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement inures to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer contained herein, this Award Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

20. Governing Law.   This Award Agreement is intended to be administered, interpreted and enforced under the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

21. Captions. Captions provided herein are for convenience only and are not intended to serve as a basis for interpretation or construction of this Award Agreement.